EXHIBIT 99.1

NEWS RELEASE

CONTACT:	Investor Relations
Irvine Sensors Corporation
714-444-8718
investorrelations@irvine-sensors.com

FOR IMMEDIATE RELEASE

IRVINE SENSORS RELEASES 3rd QUARTER RESULTS

COSTA MESA, CALIFORNIA — August 11, 2003 — Irvine Sensors Corporation (NASDAQ: IRSN, Boston Stock Exchange: ISC) today reported operating results for the firm’s third fiscal quarter and 39 weeks ended June 29, 2003.

For the third quarter of fiscal 2003, the 13 weeks ended June 29, 2003, total revenues were $2,396,700, down from $3,940,500 for the 13 weeks ended June 30, 2002. However, total revenues through the first 39 weeks of fiscal 2003 were $10,081,200, up from $8,739,100 in the comparable 39-week period of fiscal 2002. Net losses for both the 13-week and 39-week periods in the current fiscal year were reduced from net losses in the comparable fiscal 2002 periods. Net loss for the 13-week period ended June 29, 2003 was $1,660,000 versus $1,724,200 for the 13-week period ended June 30, 2002. The net loss through the first 39 weeks of the current fiscal year was $4,381,400, down from $5,399,900 in the first three quarters of fiscal 2002.

Irvine Sensors Corporation, headquartered in Costa Mesa, California, is primarily engaged in the sale of stacked chip assemblies and research and development related to high density electronics, miniaturized sensors and cameras, optical interconnection technology, high speed routers, image processing and low-power analog and mixed-signal integrated circuits for diverse systems applications.

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IRVINE SENSORS CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 29, 2003	September 29, 2002
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$312,800	$696,300
Restricted cash	35,400	435,200
Common stock subscription receivable	1,050,000	—
Accounts receivable, net of allowances of $56,000 and $76,300, respectively	1,059,900	2,586,400
Inventory, net	1,110,600	938,000
Other current assets	78,500	100,600

Total current assets	3,647,200	4,756,500
Equipment, furniture and fixtures, net	4,524,500	4,959,200
Patents and trademarks, net	670,800	580,600
Deposits	87,400	98,450

Total assets	$8,929,900	$10,394,750

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,268,500	$3,880,100
Accrued expenses	985,100	1,205,400
Accrued loss on contracts	261,200	444,200
Customer advances	309,100	43,100
Line of credit	—	400,000
Short term notes payable	—	150,000
Capital lease obligations – current portion	34,600	116,900

Total current liabilities	3,858,500	6,239,700
Capital lease obligations, less current portion	39,700	61,300
Minority interest in consolidated subsidiaries	434,500	467,200

Total liabilities	4,332,700	6,768,200

Stockholders’ Equity:
Preferred stock, $0.01 par value, 500,000 shares authorized;
Series B convertible cumulative preferred stock, 0 and 4,300 shares outstanding	—	25
Series C convertible cumulative preferred stock, 0 and 2,300 shares outstanding	—	25
Series E convertible preferred stock, 2,917 and 0 shares outstanding; aggregate liquidation preference of $350,000	100	—
Common stock, $0.01 par value, 80,000,000 shares authorized; 10,521,200 and 7,027,900 shares issued and outstanding	105,200	70,300
Common stock warrants and unit warrants; 1,247,500 and 1,094,800 warrants outstanding	—	—
Common stock subscribed, 750,000 shares	1,050,000	—
Unamortized employee stock bonus plan contribution	(28,700)	—
Common stock held by Rabbi Trust	110,000	—
Deferred compensation liability	(110,000)	—
Paid-in capital	107,467,100	102,158,200
Accumulated deficit	(103,996,500)	(98,602,000)

Total stockholders’ equity	4,597,200	3,626,550

Total liabilities and stockholders’ equity	$8,929,900	$10,394,750

IRVINE SENSORS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	June 29, 2003	June 30, 2002	June 29, 2003	June 30, 2002
Revenues:
Contract research and development revenue	$2,054,300	$2,919,500	$8,255,200	$5,662,300
Product sales	341,500	1,002,900	1,789,000	3,053,100
Other revenue	900	18,100	37,000	23,700

Total revenues	2,396,700	3,940,500	10,081,200	8,739,100

Costs and expenses:
Cost of contract research and development revenue	1,262,800	1,752,300	6,390,800	3,798,300
Cost of product sales	448,000	1,338,600	1,808,400	3,036,900
General and administrative expense	1,311,300	1,967,400	4,358,400	5,653,400
Research and development expense	783,000	541,400	1,522,200	1,613,800

Total costs and expenses	3,805,100	5,599,700	14,312,700	14,102,400

Loss from operations	(1,408,400)	(1,659,200)	(3,998,600)	(5,363,300)
Interest expense	(20,400)	(79,400)	(138,300)	(108,200)
Other expense	(233,000)	—	(238,800)	—
Interest and other income	100	3,900	4,800	10,700

Loss before minority interest and provision for income taxes	(1,661,700)	(1,734,700)	(4,370,900)	(5,460,800)
Minority interest in loss of subsidiaries	3,000	23,600	4,900	94,000
Provision for income taxes	(1,300)	(13,100)	(15,400)	(33,100)

Net loss	(1,660,000)	(1,724,200)	(4,381,400)	(5,399,900)
Imputed dividend on Series E stock issued	(92,800)	—	(1,013,100)	—

Net loss applicable to common stockholders	$(1,752,800)	$(1,724,200)	$(5,394,500)	$(5,399,900)

Basic and diluted net loss per common share	$(0.20)	$(0.30)	$(0.67)	$(1.02)

Weighted average number of common shares outstanding	8,827,900	5,718,700	8,104,000	5,287,600